EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264140) of Planet 13 Holdings Inc. and in the Registration Statement on Form S-3 (No. 333-274829) of our report dated March 26, 2025 relating to the consolidated financial statements contained within the Planet 13 Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 2024.

March 26, 2025         /s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants Vancouver, Canada